Exhibit 99.1

Triangle Petroleum PROVIDES OPErational update

and financial results of SECOND quarter fiscal 2013

DENVER – September 6, 2012 – Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT:TPLM) today provided an operational update and reported second quarter fiscal 2013 results for the three-month period ended July 31, 2012 (“Q2”).

Operational Update

•	Current net production estimated at approximately 1,206 Boepd from 6 gross operated locations and the non-operated portfolio
•	2 gross operated wells currently being zipper-fracked by RockPile Energy Services
―	3 gross operated wells waiting on completion
•	Currently running 2 operated rigs
•	Approximately 3,500 net operated acres acquired or converted primarily in McKenzie County in the quarter

Internal Mid-Year Reserve Assessment

•	Mid-year reserve assessment estimates proved reserves of 7,044 Mboe, 87% crude oil
―	2,643 Mboe proved developed producing reserves
―	4,401 Mboe proved undeveloped reserves
―	Approximately 380% increase since January 31, 2012

Results for Second Quarter Fiscal 2013, ending July 31, 2012 (“Q2”)

•	Q2 fiscal 2013 total production of 104,660 BOE
•	Q2 fiscal 2013 summary Consolidated Statement of Operations

	Three Months Ended July 31,
	2012	2011
Revenues
Oil and natural gas sales	$7,507,137	$624,985
Pressure-pumping services*	2,594,552	-
Other	156,104	-
Total Revenues	10,257,793	624,985
Costs and Expenses
Oil and gas operating expenses	1,168,086	872,868
Pressure-pumping operating expenses*	1,845,348	-
Depletion, depreciation and amortization	2,996,855	178,224
Stock-based compensation	1,433,047	3,491,693
Other general and administrative expenses	4,076,904	2,508,989
Total operating expenses	11,520,240	7,051,774
Loss from Operations	(1,262,447)	(6,426,789)
Other Income (Expense)	53,541	98,764
Net Loss	$(1,208,906)	$(6,328,025)
Noncontrolling interest's net loss share	256,398	-
Net Loss Attributable to Common Stockholders	$(952,508)	$(6,328,025)

*includes intercompany eliminations; reference our Form 10Q, Section 3, for additional details

•	July 31, 2012, cash position of $116.4 million
•	Current undrawn borrowing base of $27.5 million on credit facility
•	Initiated hedging program with zero cost collars in August 2012

	Instrument	Daily
Period	Type	Volumes	Floor	Ceiling	Index
2012
Sep - Dec	Collar	500 Bopd	$87.00	$103.60	NYMEX
Sep - Dec	Collar	500 Bopd	$87.00	$103.80	NYMEX
2013
Jan - Dec	Collar	500 Bopd	$85.00	$104.30	NYMEX
2014
Jan - Dec	Collar	500 Bopd	$80.00	$101.20	NYMEX

About Triangle

Triangle (NYSE MKT:TPLM) is a growth oriented energy company with a current strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. Triangle has acquired approximately 85,600 net acres in the Williston Basin. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

Triangle will host a conference call today, September 6, 2012, at 8:30 AM MST (10:30 AM EST) to provide an overview of the results and Triangle's current position, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (866) 202-3048 (participant passcode # 82722184). International parties may dial-in using (617) 213-8843. A recording of the conference call will be available through September 13, 2012 at (888) 286-8010 (participant passcode # 16942180). For international participants, the encore dial-in number is (617) 801-6888 (participant passcode # 16942180).

Forward-Looking Statements Disclosure

Certain statements in this press release regarding strategic plans, expectations and objectives for future operations or results are "forward-looking statements" as defined by the Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in the Company's annual report on Form 10-K and the Company's other filings with the Securities and Exchange Commission. Factors that could cause differences include, but are not limited to, history of losses; speculative nature of oil and natural gas exploration, particularly in the Bakken Shale and Three Forks formations on which the Company is focused; substantial capital requirements and ability to access additional capital; ability to meet the drilling schedule; changes in tax regulations applicable to the oil and natural gas industry; results of acquisitions; relationships with partners and service providers; ability to acquire additional leasehold interests or other oil and natural gas properties; defects in title to the Company's oil and natural gas interests; ability to manage growth in the Company's businesses, including the business of RockPile Energy Services; ability to control properties that the Company does not operate; lack of diversification; competition in the oil and natural gas industry; global financial conditions; oil and natural gas realized prices; ability to market and distribute oil and natural gas produced; seasonal weather conditions; government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations; aboriginal claims; uninsured or underinsured risks; and material weakness in internal accounting controls. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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